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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


American Business Financial Services, Inc.
Bala Cynwyd, PA


         We hereby consent to the use in this post-effective Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated August 29, 1997, relating to the consolidated financial statements of American Business Financial Services, Inc. and subsidiaries.

         We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                            /s/ BDO Seidman, LLP
                                                            BDO SEIDMAN, LLP


Philadelphia, Pennsylvania
January 20, 1998